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                                                                   EXHIBIT 10.15

                           GROUP PURCHASING AGREEMENT

                                     Between

                                 AMERINET, INC.
                              2060 Craigshire Road
                                 P.O. Box 46930
                               St. Louis, MO 63146

                                       And

                        UNIVERSAL HOSPITAL SERVICES, INC.
                              1250 Northland Plaza
                              3900 West 80th Street
                           Bloomington, MN 55431-4442



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         This GROUP PURCHASING AGREEMENT ("Agreement") is made and entered into as of the Effective Date (as defined on the signature page hereto) by and between AmeriNet, Inc. ("AmeriNet"), and Universal Hospital Services, Inc. ("Supplier").

         WHEREAS, AmeriNet is a Delaware corporation, representing the member institutions served by its Shareholders (which member institutions, both singularly and collectively, are hereinafter referred to as "Participating Institution(s)"); and

         WHEREAS, the Shareholders of AmeriNet are: Hospital Shared Services, Warrendale, PA; Intermountain Health Care, Inc., Salt Lake City, UT; and Vector, Providence, RI; and

         WHEREAS, AmeriNet and its Shareholders provide a broad portfolio of agreements capable of serving all types of health care organizations, both hospitals and non-hospitals alike; and

         WHEREAS, the philosophy of AmeriNet is to secure agreements with suppliers that provide to the Participating Institutions products which are of optimum quality, at appropriate pricing and with appropriate service; and

         WHEREAS, Supplier agrees to provide Equipment Rental, Medical (being those products, accessories, equipment, and services more particularly described in Addendum A hereto, all of which are hereafter referred to, both singularly and collectively, as the "Product(s)") to Participating Institutions in accordance with this Agreement; and

         WHEREAS, Supplier acknowledges that, except as set forth in Addendum A to this Agreement, each Participating Institution meeting the membership requirements of AmeriNet and its Shareholders shall be eligible for AmeriNet programs and pricing and shall be entitled to purchase any Product in accordance with the pricing, terms, and conditions defined in and for the duration of this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, AmeriNet and Supplier agree as follows:

SUPPLY REQUIREMENT OBLIGATIONS

1. During the Contract Period (as defined in Paragraph 20), Supplier shall offer and sell the Products to the Participating Institutions identified on the Membership List (as defined in Paragraph 11 hereof), as and when such Membership List may be updated in accordance with Paragraph 11, on the terms and conditions set forth in Addendum A hereto and on the other terms and conditions set forth elsewhere in this Agreement. Except as set forth in Addendum A, Supplier guarantees that all the benefits of this Agreement shall be granted to each Participating Institution for the duration of the Contract Period. Participating Institutions may include hospitals, nursing homes, extended care facilities, health maintenance organizations, surgery centers and clinics, home health agencies, healthcare



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     clinics (including ambulatory care, radiology and outpatient clinics), physician offices, reference laboratories, closed door pharmacies, retail pharmacies and other educational and human service agencies.

2. Supplier's execution of this Agreement shall constitute Supplier's guarantee of its ability to supply each Product to the Participating Institutions during the Contract Period, at the terms, conditions and prices specified herein.

3. Supplier shall furnish only those Products specified in this Agreement and shall not furnish an alternate or substitute product or brand to any Participating Institution without receiving the prior written approval of such Participating Institution and/or AmeriNet.

4. If Supplier distributes any Product to any Participating Institution through a dealer, distributor and/or wholesaler, Supplier shall allow access to the terms and pricing contained herein only to those dealers, distributors and/or wholesalers authorized in writing by AmeriNet (the "Authorized Dealers"). Supplier shall provide written notification of the terms, pricing and addenda of this Agreement to the Authorized Dealers at least sixty (60) days prior to the Commencement Date. Supplier shall also provide written notification of any subsequent revision to the terms, pricing and addenda of this Agreement to the Authorized Dealers at least sixty (60) days prior to the date that such revision takes effect. Supplier shall be responsible for all costs incurred by Authorized Dealers for credit and rebilling, or any cost otherwise incurred by such Authorized Dealers as a result of Supplier's failure to comply with this paragraph. Supplier agrees to obtain payment for any delivered Product directly from the Authorized Dealer to whom the Product was delivered. Supplier shall be solely responsible, at its sole cost, for resolving all disputes and controversies regarding any purchase order, invoice, Product, shipment and/or delivery date on a direct basis with the applicable Authorized Dealers without liability, participation or contribution by AmeriNet.

5. If Supplier distributes any Product directly to any Participating Institution, rather than through an Authorized Dealer (or any other dealer, distributor and/or wholesaler), Supplier shall sell and ship such Product to the Participating Institution at the address the Participating Institution so specifies. Supplier shall obtain payment for any delivered Product directly from the Participating Institution to whom the Product was delivered. Supplier shall be solely responsible, at its sole cost, for resolving all disputes and controversies regarding any purchase order, invoice, Product, shipment and/or delivery date on a direct basis with the applicable Participating Institutions without liability, participation or contribution by AmeriNet.

6. Supplier shall make prompt delivery of all Products to Participating Institutions. If Supplier fails to make any delivery of any Product to any Participating Institution, either directly or through an Authorized Dealer, on the date specified for delivery in the Participating Institution's purchase order accepted by Supplier or before such date if so authorized by the Participating Institution, such Participating Institution shall have the right to purchase the Product, or a similar competitive product from a third party, and Supplier shall reimburse the Participating Institution for the difference between the cost of such Product under this


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     Agreement and the actual delivered cost of the Product, or a similar competitive product, purchased from the third party.

7. Title to a Product shall not pass to the Participating Institution at the time the Participating Institution accepts delivery of the Product. All risk of damage to or loss of a Product shall be assumed by Supplier until the Participating Institution accepts delivery of the Product.

8. If any sales tax is due with respect to the sale of a Product hereunder, it shall be Supplier's sole responsibility to collect and pay such tax. Supplier shall defend, indemnify and hold harmless AmeriNet against any and all suits, claims and expenses wising out of any claimed failure to pay any sales tax on any Product sold under this agreement.

10. Supplier shall furnish to AmeriNet, each Participating Institution, and each Authorized Dealer the then current Material Safety Data Sheet (MSDS) and other data as required by law for each product and upon request by AmeriNet or a Participating Institution.

MEMBERSHIP

11. Upon execution of this Agreement, AmeriNet will provide the current list of Participating Institutions (the "Membership List") to Supplier. AmeriNet shall provide Supplier with any additions or deletions to the Membership List on at least a quarterly basis.

12. Prior to the Commencement Date (as defined in Paragraph 20), Supplier shall enter each Participating Institution identified on the Membership List, which has a Supplier account number assigned into its reporting and information systems. The remaining Participating Institutions will be added as Supplier account numbers are assigned.

13. Supplier represents and warrants to AmeriNet that Addendum B contains a correct and complete description of the process and procedure used by Supplier to recognize and enter into its reporting system the designation of a given facility as a Participating Institution with respect to the extension of the terms and conditions of this Agreement, the recognition and generation of Contract Activity Reports and/or the calculation and payment of Contract Administrative Fees (as such terms are hereinafter defined).

14. Within thirty (30) days after entering the Membership List or any update thereto as provided in Paragraph 15, Supplier will give AmeriNet notice (a "Discrepancy Notice") identifying all Participating Institutions which, according to Supplier's records, are members of a group purchasing organization other than AmeriNet. If Supplier gives such notice, AmeriNet will review the status of such Participating Institution(s). To correct any discrepancy or clarify any uncertainty, AmeriNet (either on its own initiative or upon the reasonable request of


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     Supplier) may provide to Supplier a designation form substantially in the form attached hereto as Addendum C or Addendum D, as appropriate (each in "AmeriNet Membership Designation Form"), or any other contract-specific designation or commitment form approved by AmeriNet in accordance with Paragraph 19 duly executed by the Participating Institution, which designates AmeriNet as its "Primary" group purchasing organization for this Agreement. With respect to any Participating Institution as to which Supplier does not give AmeriNet a Discrepancy Notice within the time period required above, Supplier agrees to load and designate into its reporting and information systems AmeriNet as the "Primary" group purchasing organization for such Participating Institution. Regardless of whether a Participating Institution identifies AmeriNet as its "Primary" group purchasing organization, as a secondary group purchasing organization or otherwise, any purchase of any Product by any Participating Institution shall be subject to this Agreement, shall be sold to such Participating Institution on the terms and conditions contained herein, and shall be included in any Contract Activity Report and in the calculation and payment of the Contract Administrative Fee.

15. As soon as practicable but in no event later than thirty (30) days after Supplier receives a signed AmeriNet Membership Designation Form or an update to the Membership List, Supplier shall update and correct its reporting and information systems as specified therein and shall notify each Authorized Dealer of any addition or deletion to the Membership List. If Supplier fails to comply with this paragraph, after the expiration of such 30-day period, Supplier shall be liable to AmeriNet for the Contract Administrative Fee for any Sale of any Product to any Participating Institution affected by the update.

16. Upon Supplier's receipt from AmeriNet of any deletion of any institution from the Membership List, Supplier shall make such deleted institution ineligible for any benefits provided by this Agreement, effective as of the deletion date specified on the applicable Membership List update.

17. Supplier shall promptly, but no later than ten (10) days after the effective date of any deletion or change, notify AmeriNet of any and all deletions and/or changes it has made to its reporting and information systems, or any notice it has provided to the Authorized Dealers with respect to the extension of the terms and conditions of the Agreement to Participating Institutions, the recognition and generation of Contract Activity Reports and/or the calculation and payment of Contract Administrative Fees. Supplier shall provide notice to AmeriNet of any deletion or change including, but not limited to (i) the recognition, or lack thereof, of any health care organization or facility as a Participating Institution, (ii) the generation or submission of the Contract Activity Report, (iii) the calculation of Sales, (iv) the calculation and payment of the Contract Administrative Fee, (v) the calculation and payment of any Discount, Surcharge or Processing Fee, or
     (vi) any notice it has provided to the Authorized Dealers for the Authorized Dealers to effect such a deletion or change.

19. Supplier agrees that the signed AmeriNet Membership Designation Form shall ensure the appropriate recognition and reporting of AmeriNet as the "Primary" group purchasing organization of record for each Participating Institution under the terms of this Agreement. Except for those classes of trade specifically excluded as set forth in Addendum A, Supplier



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     agrees to recognize any health care organization which submits the AmeriNet
     Membership Designation Form as a Participating Institution of AmeriNet, entitled to the terms, conditions and pricing in accordance with this Agreement. In accordance with such recognition and no later than such time as provided herein. Supplier shall report to AmeriNet all subsequent contract activity along with the appropriate fees, the Contract Activity Reports and the Contract Administrative Fees for all Sales to such Participating Institution in accordance with the terms of this Agreement.

19. If Supplier requires a contract-specific designation or commitment form (including, but not limited to, a bilateral agreement or letter of commitment) from a Participating Institution in addition or as an alternative to the AmeriNet Membership Designation Form (other than the contract-specific designation or commitment form attached hereto as Addendum K which AmeriNet hereby approves), any such contract-specific designation or commitment form must be submitted to and approved (as to form only) in advance and in writing by AmeriNet before Supplier distributes such document to any Participating Institution for approval or execution. Further, Supplier's contract-specific designation or commitment form shall designate AmeriNet as the "Primary" group purchasing organization of record for such Participating Institution under the terms of this Agreement. Supplier shall provide to AmeriNet a list of the Participating Institutions executing such contract-specific designation or commitment forms and shall promptly give AmeriNet notice of any additions or deletions to such list. Supplier acknowledges and agrees that any contract-specific designation or commitment form which is not approved (as to form) by AmeriNet in advance (in accordance with this Paragraph 19) shall not be valid or binding on the Participating Institution executing such contract-specific designation or commitment form; provided, however, that the invalidity of any such contract-specific designation or commitment form shall not affect Supplier's obligation to report Sales to the Participating Institution on a Contract Activity Report and to pay Contract Administrative Fees with respect thereto.

TERM AND TERMINATION

20. The term of this Agreement shall commence as of June 1, 1999 through May 31, 2002 (the "Commencement Date"), and shall continue thereafter through May 31, 2002 ("the End Date"), unless otherwise terminated pursuant to the provisions of this Agreement. The term of this Agreement of Thirty-Six months, or as it may be shortened pursuant hereto, is referred to as the "Contract Period".

21. AmeriNet may terminate this Agreement if, in AmeriNet's sole and exclusive judgment:

     a) Supplier fails to make any delivery of any Product to a Participating Institution within ten (10) days after the date specified for delivery in the Participating Institution's purchase order accepted by Supplier, and Supplier has not cured this failure of performance within five (5) days after receipt of notice thereof by AmeriNet, a Shareholder or the Participating Institution; or,

     b) Supplier fails to make any delivery of any Product to a Participating Institution within ten (10) days after the date specified for delivery in the Participating Institution's



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          purchase order accepted by Supplier on more than __________ occasions
          (involving the same or different Participating Institution(s)) in a ___ month period, regardless of whether any such failure is cured in accordance with subparagraph (a) above; or,

     c) Subject to Paragraph 64, Supplier is unable for any reason to supply Participating Institutions' reasonable requirements at any time during the Contract Period; or,

     d) Supplier does not maintain adequate equipment, inventory or personnel to properly service Participating Institutions; or,

     e) Supplier does not maintain the requisite insurance coverage specified in Paragraph 47 below; or,

     f) Supplier has failed to notify AmeriNet and the Participating Institutions within seven (7) days after (i) Supplier becomes aware of any defect or condition which may render any Product in violation of the federal Food, Drug and Cosmetic Act or any other federal, state or local law, regulation or ordinance, or which in any way alters the specifications or quality of any Product, or (ii) Supplier receives any notification of any regulatory action or warning letter concerning any Product; or,

     g) Supplier has failed to provide AmeriNet, any Participating Institution, or any Authorized Dealer with the most current Material Safety Data Sheet (MSDS) or other data with respect to any Product as required by law or within thirty (30) days after the request of AmeriNet or a Participating Institution for such document; or,

     h) Supplier fails to pay any Contract Administrative Fee or fails to submit any Contract Activity Report, in each case within ninety (90) days after its respective due date; or

     i) Supplier does not cure any error in reporting or payment identified as a result of an audit; or

     j) Supplier otherwise breaches this Agreement and fails to cure such breach within ten (10) days after AmeriNet gives notice to Supplier thereof.

22. In lieu of termination, AmeriNet, in its sole and exclusive judgment, may select alternate or additional supplier(s) to replace or supplement Supplier if (i) Supplier fails to make any delivery within a reasonable time period, (ii) if there have been multiple delinquencies in delivery,
     (iii) if Supplier is unable to supply Participating Institutions' reasonable requirements for the Products, and/or (iv) if Supplier does not maintain adequate equipment, inventory or personnel to properly service the Participating Institutions.

23. AmeriNet reserves the right, in its sole and exclusive judgment, to terminate this Agreement immediately upon notice thereof to Supplier if (i) Supplier transfers assets in fraud of its creditors, (ii) Supplier makes an assignment for the benefit of its creditors, (iii) Supplier is the subject of any proceeding in bankruptcy instituted on behalf of or against Supplier, (iv) a receiver or trustee is appointed for Supplier's property, or (v) AmeriNet, in its sole



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     discretion, believes that Supplier is financially unable to carry out adequately its obligations under this Agreement.

24. Supplier may terminate this Agreement if AmeriNet breaches a material term of this Agreement and fails to cure such breach within thirty (30) days after Supplier gives notice to AmeriNet thereof.

25. Upon termination of this Agreement for any reason, AmeriNet and Supplier shall have the following rights and obligations which shall survive the termination of this Agreement:

     a) Termination of this Agreement shall not release either party from any obligation arising under this Agreement prior to its termination, including, but not limited to, Supplier's obligation to pay in full to AmeriNet the Contract Administrative Fee with respect to any Sale of any Product through the date of termination of this Agreement and any Sale of any product or service which is the subject of a separate bilateral agreement or letter of commitment between Supplier and any Participating Institution entered into at any time during the Contract Period (a "Bilateral Product") through the date of termination of such bilateral agreement or letter of commitment;

     b) Supplier shall continue to honor each order for each Product from each Participating Institution and from each Authorized Dealer up to the effective date of termination and for a period of thirty (30) days thereafter, which orders shall be subject to the pricing, terms and conditions of this Agreement;

      c) Supplier and AmeriNet shall not use, publish or disclose or cause anyone else to use, publish or disclose any confidential information obtained or learned by either party as a consequence of this Agreement; provided, however, that AmeriNet may disclose such confidential information to the Shareholders, the Participating Institutions and any employee or advisor of AmeriNet assisting AmeriNet in its evaluation or interpretation of this Agreement. However, the above restrictions on disclosure and use shall not apply to any information which (i) presently is or hereafter becomes part of the public domain without breach of this Agreement, (ii) is already in the non-disclosing party's possession at the time of disclosure, (iii) comes into the non-disclosing party's possession from a third party without breach of this Agreement, (iv) is independently developed by the non-disclosing party or a third party without resource to or utilization of any portion of the confidential information imparted or transmitted herein, or (v) is required by law or court order to be disclosed.

FEE AND REPORTING REQUIREMENTS

26. During the first twelve months of this agreement, Supplier agrees to remit to AmeriNet a quarterly administration fee equal to two-percent of all rental revenue of those Participating Institutions which have signed the Supplier's Letter of Commitment. During subsequent years of this agreement, Supplier agrees to remit to AmeriNet a quarterly administration fee equal to one-percent applied to all rental revenue of those Participating Institutions which have signed the Supplier's Letter of Commitment and three percent on growth business. Growth business is defined as rental revenue which exceeds the average quarter revenue for the first twelve months of the Agreement. The average quarter is defined as the first twelve month's revenue, divided by twelve and multiplied by three. All administration fees will be paid within 45 days of each quarter.


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27.  Supplier shall pay the Contract Administrative Fee in U.S. Dollars by check or bank draft. Checks are to be made payable to "AmeriNet, Inc." Supplier will remit the Contract Administrative Fee to AmeriNet within forty-five (45) days after the close of each Reporting Period. "Reporting Period" shall mean each calendar quarter.

28. Supplier shall include the following information when submitting a Contract Administrative Fee to AmeriNet. This information must appear on each Contract Administrative Fee payment notice (e.g., check stub):

     a) Supplier's name (If a parent or affiliate corporation is making a payment on behalf of Supplier, Supplier's name as it appears on this Agreement must be identified on the face of the check stub or on the payment notice); and

     b)   Contract number as assigned by AmeriNet; and

     c) Reporting Period for which the Contract Administrative Fee is being paid (e.g., 1/1/99 - 1/31/99).

29. Supplier shall report all Sales under this Agreement to AmeriNet (the "Contract Activity Report"). Supplier shall submit the Contract Activity Report to AmeriNet within thirty (30) days after the close of each Reporting Period.

30.  Supplier shall include the following information in each Contract Activity
     Report:

     a)   Supplier's name, address and zip code;

     b)   Contract number as assigned by AmeriNet;

     c)   Reporting Period covered by the Contract Activity Report (e.g., 1/1/99
          - 1/31/99);

     d)   Sales to each Participating Institution shall be reported as follows:

          (i) For the submission of Contract Activity Reports, Sales to each Participating Institution are to be reported for all Products included in this Agreement, in total by the contract number assigned by AmeriNet, not by line or product item detail.

          (ii) Supplier may report detailed Sales activity by line or product item detail if so authorized by AmeriNet.

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          (iii) state and zip code, and AmeriNet customer number. Each
                Participating Institution's Hospital Identification Number (HIN) may be substituted for name, address and zip code.

     e) Total Sales for all Participating Institutions must be summarized and reported.

31. Supplier shall submit each Contract Activity Report in accordance with Addendum E. If Addendum E indicates that Supplier shall submit the Contract Activity Report in electronic form, Supplier must comply with the specifications for electronic filing specified in Addendum E, as it may be amended by AmeriNet from time to time. If Addendum E indicates that Supplier shall submit the Contract Activity Report in printed, hardcopy form, or if Supplier submits the Contract Activity Report in an electronic form that does not comply with the AmeriNet filing specifications set forth in Addendum E, Supplier shall pay AmeriNet an incremental one-quarter of one percent (.25%) processing fee (the "Processing Fee") for each Contract Activity Report so filed. The Processing Fee shall be calculated by multiplying the Sales for the Reporting Period covered by such Contract Activity Report by .0025. The Processing Fee shall be added to and remitted with the payment of the Contract Administrative Fee applicable to such Reporting Period.

32. A discount of one percent (1%) (the "Discount") shall apply to the Contract Administrative Fee if the Contract Administrative Fee and the Contract Activity Report are received by AmeriNet within fifteen (15) days after the close of the Reporting Period to which they relate. The discount shall be calculated by multiplying the Contract Administrative Fee for such Reporting Period by .01 and then subtracting the result of such calculation from the Contract Administrative Fee for such Reporting Period.

33. Supplier shall pay a late payment penalty surcharge ("Surcharge") of one and one-half percent (1-1/2%) per month if the Contract Administrative Fee and/or the Contract Activity Report with respect to a given Reporting Period have not been received by AmeriNet within thirty (30) days after the close of such Reporting Period. The Surcharge is calculated by multiplying the Contract Administrative Fee for the Reporting Period for which the Contract Activity Report and/or the Contract Administrative Fee have not been submitted by .015, and then multiplying the result of such calculation by a fraction, the numerator of which is total number of days that the Contract Activity Report and/or the Contract Administrative Fee is delinquent, and the denominator of which is thirty (30).

34. If the Contract Administrative Fee has not been received by AmeriNet within ninety (90) days after the end of the Reporting Period to which it relates, AmeriNet may invoice Supplier for the Contract Administrative Fee estimated by AmeriNet to be due for such Reporting Period. Supplier shall pay such estimated Contract Administrative Fee within ten (10) days after receipt of AmeriNet's invoice, if Supplier has not previously paid the Contract Administrative Fee for such Reporting Period. Invoice by AmeriNet or payment of such estimated Contract Administrative Fee by Supplier shall not relieve Supplier of its obligation to submit the Contract Activity Report applicable to such Reporting Period and to pay in full the actual Contract Administrative Fee owed with respect to such Reporting Period and any Surcharge applicable thereto.


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35.  During the Contract Period and within 180 days thereafter, AmeriNet retains the right to audit or to have its agents audit Supplier's records. Such audits may include, but shall not be limited to, tracking of Product Sales, Contract Administrative Fees, Contract Activity Reports, Supplier's costs and Supplier's freight charges. If AmeriNet elects to conduct an audit, Supplier agrees to make available during normal business hours such of its documents and personnel as AmeriNet may reasonably request in order to conduct such audit. If any audit determines (i) that the calculation, reporting and/or payment of any Contract Administrative Fee was in error, and/or (ii) that any overcharge was incurred by any Participating Institution, Supplier shall provide a written response or explanation, correct any error, and remit any monies due within fifteen (15) days after receiving notice of the error or overcharge. If the audit reveals an error or overcharge with respect to any amount described in the foregoing clause
     (i) or clause (ii) which in the aggregate exceed one percent (1%) of such amount, then, in addition, Supplier shall pay AmeriNet's out-of-pocket costs of such audit.

36. Every notice, Contract Activity Report and other communication to AmeriNet in connection with this Agreement shall be in writing. Each such notice, Contract Activity Report and other communication, and each payment and Contract Administrative Fee hereunder, shall be sent to AmeriNet at the following address until otherwise notified by AmeriNet:

                                 AmeriNet, Inc.
                               Attn.: Joe Raftery
                              2060 Craigshire Road
                                 P.O. Box 46930
                               St. Louis, MO 63146

37. Unless subsequently notified by Supplier, every notice and other communication to Supplier in connection with this Agreement, including reporting discrepancies and problem resolution, shall be in writing and shall be addressed to:



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                        Universal Hospital Services, Inc.
                              Attn: James T. Ekbom
                              1250 Northland Plaza
                              3800 West 80th Street
                           Bloomington, MN 55431-4442

     a) Individual responsible for entering all Participating Institution information into Supplier's pricing system and database to guarantee access to and implementation of the Agreement's terms and pricing:

               Name: Andy Kohls
                    ------------------------------------------------------------
               Title: Accounts Receivable - Control
                     -----------------------------------------------------------
               Address: 3800 W 80th Street, Suite 1250
                       ---------------------------------------------------------
               City/State/Zip: Bloomington, MN 55431
                              --------------------------------------------------
               Phone: (612) 893-3200               Ext: (voice mail = ext. 3265)
                     -----------------------------     ------------------------
               Email: akohls@uhs.com
                     -----------------------------------------------------------

     b) Individual responsible for compilation and submission of Contract Activity Reports to AmeriNet:

               Name: Andy Kohls
                    ------------------------------------------------------------
               Title:
                     -----------------------------------------------------------
               Address:
                       ---------------------------------------------------------
               City/State/Zip:
                              --------------------------------------------------
               Phone:                              Ext:
                     -----------------------------     ------------------------
               Email:
                     -----------------------------------------------------------

     c) Individual responsible for calculation and payment of Contract Administrative Fee to AmeriNet:

               Name: Andy Kohls
                    ------------------------------------------------------------
               Title:
                     -----------------------------------------------------------
               Address:
                       ---------------------------------------------------------
               City/State/Zip:
                              --------------------------------------------------
               Phone:                              Ext:
                     -----------------------------     ------------------------
               Email:
                     -----------------------------------------------------------

INFORMATION SYSTEMS

38. Supplier shall support the exchange of data and information, including but not limited to Sales reporting, Membership Lists, Product catalogs and pricing information, via electronic media and electronic data interchange ("EDI"), to the extent provided and in accordance with the specifications set forth in Addendum E and Addendum F.



AmeriNet, Inc.                                                 Revised: 12/01/98
Group Purchasing Agreement

INFORMATION SYSTEMS

39. Supplier shall support the exchange of data and information, including but not limited to Sales reporting, Membership Lists, Product catalogs and pricing information, via electronic media and electronic data interchange ("EDI"), to the extent provided and in accordance with the specifications set forth in Addendum E and Addendum F.

40. Where applicable, Supplier shall support the UPN Initiative as promulgated in the Joint Communique dated February 23, 1998 by the Healthcare EDI Coalition ("HEDIC") to the extent provided in Addendum G. The purpose of the UPN Initiative is to establish the use of Universal Product Numbers ("UPN") throughout the healthcare industry at each package level or inventory unit of the Product. Where applicable, Supplier shall establish and implement Universal Product Numbers and machine-readable bar codes on the Products to the extent provided in Addendum G.

41. Supplier shall support the development of electronic commerce on the Internet by and among AmeriNet, the Shareholders, the Participating Institutions and Supplier to the extent provided in Addendum H.

ASSIGNMENT

42. AmeriNet has entered into this Agreement with Supplier because of the commitments and representations Supplier is making in this Agreement and further because of AmeriNet's confidence in Supplier, which confidence is personal in nature. Consequently, Supplier shall not assign or delegate any of its rights or obligations hereunder without the prior written consent of AmeriNet; an "assignment" by Supplier shall be deemed to include (i) a change in the identity of the person(s) or entity(ies) owning a majority of the issued and outstanding voting securities of Supplier, whether in a single transaction or a series of related transactions, and (ii) a transfer of this Agreement by operation of law due to the merger or consolidation of Supplier with another entity. Any attempt by Supplier to assign any of its rights or delegate any of its duties hereunder without the prior written consent of AmeriNet shall be null and void and shall entitle AmeriNet, at its sole and exclusive option, to terminate this Agreement in its entirety. In addition, any such attempted assignment by Supplier shall entitle each Participating Institution, at its sole and exclusive option, to cease purchasing any and all Products from Supplier and to begin purchasing such Products from such other manufacturers or suppliers as the Participating Institution may select. AmeriNet may freely assign and delegate any of its rights and obligations under this Agreement without restriction. No assignment permitted by this paragraph shall release the assigning party from its duties and obligations under this Agreement without the express written consent thereto of the other party. Subject to the limitations on assignment set forth in this paragraph, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.

AmeriNet, Inc.                                                 Revised: 12/01/98
Group Purchasing Agreement

WARRANTIES AND INDEMNIFICATION

45. Supplier has made certain representations and warranties to AmeriNet in Addendum I with respect to each Product's ability to correctly identify, manipulate, and calculate using dates outside of the 1900 - 1999 year range ("Year 2000 Compliant").

    Supplier agrees to indemnify and hold harmless AmeriNet, its Shareholders, Participating Institutions, and all of their respective subsidiaries, affiliates, directors, officers, employees and agents and all of their respective successors and permitted assigns, from and against any and all claims, actions, suits, proceedings, liabilities, costs and expenses, including reasonable attorney's fees arising out of or resulting from personal injury, or property damage, or loss of property caused by the negligence of Supplier and arising our of or caused by Suppliers' performance of services under the Agreement.

    AmeriNet, its Shareholders, and all of their respective subsidiaries, affiliates, directors, officers, employees and agents, and all of their respective successors and permitted assigns, agrees to indemnify and hold harmless

AmeriNet, Inc.                                                 Revised: 12/01/98
Group Purchasing Agreement

    Supplier from and against any and all claims, actions, suits, proceedings, liabilities, costs and expenses, including reasonable attorney's fees arising out of or resulting from personal injury, or property damage, or loss of property caused by the negligence of Participating Institution and arising out of or caused by Participating Institution of services under this Agreement.

INSURANCE

46. At all times during this Agreement, Supplier shall maintain (a) Worker's Compensation insurance covering its full liability under the appropriate states' statutes and (b) comprehensive general (and professional, if applicable) liability insurance in an amount at least equivalent to the standard in Supplier's industry. Supplier shall keep and maintain the foregoing insurance in force during the term of the Agreement and thereafter until the expiration of each statute of limitations applicable to liabilities of the kind covered by such insurance. Supplier shall immediately (and no later than thirty (30) days prior to the effective date of any change) notify AmeriNet of any changes in the foregoing insurance, including, but not limited to, any cancellation or material change in coverage. Upon request of AmeriNet, Supplier shall provide evidence of insurance coverage as specified above.

PRODUCT MARKETING AND GPO-COMPLIANCE REQUIREMENTS

47. In the performance of its duties and obligations under this Agreement, Supplier shall at all times comply with all applicable federal, state and local laws, statutes, regulations, rules, orders and ordinances now in effect or as hereafter enacted, amended or promulgated.

49. Upon request by AmeriNet, Supplier shall provide, at no charge, literature, training and marketing assistance to lawfully promote and support the sale and utilization of each Product by Participating Institutions. Supplier agrees to participate with AmeriNet in the design, development and implementation of a launch program, with mutually agreed upon actions and timelines, and to promote and support the sale and utilization of each Product by Participating Institutions. Supplier also agrees to notify and train its sales representatives responsible for implementing this Agreement to promote and support the sale and utilization of each Product by Participating Institutions.

AmeriNet, Inc.                                                 Revised: 12/01/98
Group Purchasing Agreement

51. During the Contract Period, Supplier agrees that the price paid by any Participating Institution for any Product under this Agreement shall be equal to or lower than the price that would be paid by that Participating Institution under the terms of any other agreement which Supplier has offered to any other group, person or entity of similar membership numbers and contract compliance percentages.

53. Supplier will not persuade or induce any Participating Institution to terminate its status or relationship with AmeriNet by offering more attractive contract prices, terms or conditions to such Participating Institution, or in any other manner or form whatsoever. A breach of this paragraph will constitute sufficient cause for AmeriNet to terminate this Agreement and/or to seek damages from Supplier for loss of all actual and prospective Contract Administrative Fees resulting directly or indirectly from such breach.

54. If at any time during the Contract Period, Supplier develops and markets an improvement to any Product, Supplier shall add such Product improvement to this Agreement within thirty (30) days, subject to AmeriNet's approval of the terms and pricing of the Product improvement. Notwithstanding the foregoing, AmeriNet's acceptance of a Contract Administrative Fee with respect to any Product improvement shall not constitute the acceptance and inclusion by AmeriNet of such Product improvement as a Product under this Agreement without AmeriNet's express written consent thereto.

55. If at any time during the Contract Period, Supplier develops a product line extension or a product addition (a "New Product"), Supplier agrees that it shall offer AmeriNet the right to include such New Product in an amendment to this Agreement or in a new agreement. Supplier shall give notice of such New Product to AmeriNet, which notice shall describe the New Product and its use in reasonable detail. If AmeriNet is interested in including the New Product in its contract portfolio, AmeriNet and Supplier agree to negotiate terms and pricing relating to the New Product. Notwithstanding the foregoing, AmeriNet's acceptance of a Contract Administrative Fee with respect to any New Product shall not constitute the acceptance and inclusion by AmeriNet of such New Product as a Product under this Agreement without AmeriNet's express written consent thereto.

56. Supplier and AmeriNet understand and agree that new clinical developments in patient care or new regulatory agency restrictions may result in changed conditions. If, in the sole and exclusive judgment of AmeriNet, this Agreement or Supplier's Products do not adequately meet such changed conditions, AmeriNet shall have the option to pursue alternate or additional contracts and/or suppliers.

57. Supplier shall support AmeriNet's private label program to the extent provided in Addendum J.

58. Many Participating Institutions are providers under the federal Medicare programs, and, as a consequence, the provisions of Section 952 of the Omnibus Reconciliation Act of 1980 may be applicable to this Agreement. Therefore, until the expiration of four years after the final furnishing of Products under this Agreement, Supplier shall make available, upon written request of the Secretary of the U.S. Department of Health and Human Services, the U.S.

AmeriNet, Inc.                                                 Revised: 12/01/98
Group Purchasing Agreement

    Comptroller General, or such Secretary's or Comptroller's authorized representative, this Agreement and Supplier's books, documents and records that are necessary to certify the nature and extent of the costs of the Products purchased and sold hereunder. Supplier shall obtain a written contractual commitment from each of Supplier's subcontractors to do the same.

59. Except as way be required by law or as reasonably required to conduct their respective businesses, AmeriNet, its Shareholders and Supplier shall keep confidential the details of this Agreement. AmeriNet and Supplier may announce the execution of this Agreement and may disclose other information, such as the overall savings to be realized from this Agreement, subject to the written approval of the other party.

60. The following Addendums:

      Addendum A (Product Data Sheet)

      Addendum B (Participating Institution Designation Procedure)

      Addendum C (AmeriNet Membership Designation Form - Exclusive Group)

      Addendum D (AmeriNet Membership Designation Form - Program Select)

      Addendum E (Supplier Contract Reporting)

      Addendum F (Supplier EDI Support and Reporting)

      Addendum G (Supplier Labeling Standards Support)

      Addendum H (Supplier Support of Electronic Commerce)

      Addendum I (Supplier Year 2000 Compliance)

      Addendum J (Private Label Program Support)

      Addendum K (Contract-Specific Designation or Commitment Form)

      Addendum L (Value Added)

    shall be considered an integral and binding component of this Agreement and are hereto incorporated by this reference and made a part of this Agreement. In the event of any actual or perceived inconsistencies or conflicts between this Agreement and any Addendums to this Agreement, the provisions of this Agreement shall govern. This Agreement, together with the foregoing Addendums, will constitute the full and complete Agreement between the parties as to the term outlined herein. This Agreement supersedes and cancels in their entirety any and all previous agreements, discussions, negotiations, commitments and obligations of any sort whether written or oral, previously existing between AmeriNet and Supplier with respect to the subject matter hereof

OTHER

61. Supplier represents and warrants that it prepared its proposal to AmeriNet without any collusion whatsoever among or between any other potential or actual contractors of AmeriNet.

62. It is understood and agreed that the parties hereto are independent contractors, and nothing in this Agreement shall be construed so as to constitute the parties as partners or joint venturers. Neither party has any right or authority, express or implied, to assume or create any obligation on behalf of the other party, or to bind or commit the other party to third

AmeriNet, Inc.                                                 Revised: 12/01/98
Group Purchasing Agreement
    parties, in any manner. No party shall hold itself out as having any authority or relationship in contravention of this paragraph.

63. If one or more of the provisions of this Agreement, or the application thereof, is determined to be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect, and the provisions deemed invalid or unenforceable replaced with valid and enforceable provisions which achieve the intent of Supplier and AmeriNet in entering into this Agreement.

64. If AmeriNet or Supplier is unable to discharge any obligations imposed upon it by this Agreement, the failing party shall not be liable should such failure be found to be a result of force majeure. For the purpose of this paragraph, force majeure shall include, but not be limited to, an act of God, fire, act of war, public riot, natural disaster, or labor disturbance. AmeriNet may select an alternate or additional supplier(s) to replace or supplement Supplier for the Products for the period during which Supplier is unable to discharge or fulfill its obligations under this Agreement as a result of force majeure.

65. No amendment, modification or alteration of the terms of this Agreement shall be binding unless the same is in writing and is duly executed by the parties hereto, except that any provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefit of such provision. No waiver of any provision of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). Except as expressly provided in this Agreement, no delay on the part of any party in exercising any right, power or privilege shall operate as a waiver thereof. The waiver by either party of any breach or default by the other party shall not be construed to be either a waiver of any subsequent breach or default of any such provision, of the same or different kind, or a waiver of the provision itself.

66. All section headings and the use of a particular gender contained herein are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof, or affect the meaning or interpretation of this Agreement.

67. This Agreement shall be signed by a duly authorized representative or agent of Supplier, such signature to constitute proof of that person's authority to bind Supplier. This Agreement shall be signed by a duly authorized representative or agent of AmeriNet, such signature to constitute proof of that person's authority to bind AmeriNet.

68. This Agreement shall be construed and enforced in accordance with the laws of the State of Missouri as it applies to contracts negotiated, executed, delivered and performed solely within such jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on, arising out of, or in any way related to, any right, obligation or matter set forth in this Agreement shall be brought in the courts of the State of Missouri (or, if jurisdiction is appropriate, the U.S. District Court for the Eastern District of Missouri), and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to jurisdiction and venue laid therein. Process in



AmeriNet, Inc.                                                  Revised 12/01/98
Group Purchasing Agreement
    any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

69. This Agreement may be executed in two or more counterparts, each of which is an original and all of which together shall be deemed to be one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by each of the parties hereto to the other.

70. See Addendum L, Value Added.


            [the remainder of this page is intentionally left blank]


AmeriNet, Inc.                                                  Revised 12/01/98
Group Purchasing Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth below the signature of AmeriNet's authorized representative (the "Effective Date").

SUPPLIER NAME:                        Universal Hospital Services, Inc.
                                      ------------------------------------------
ADDRESS:                              3800 W 80th Street
                                      ------------------------------------------
                                      Suite 1250
                                      ------------------------------------------
                                      Bloomington, MN 55431
                                      ------------------------------------------

                                      ------------------------------------------

AUTHORIZED REPRESENTATIVE:

BY:                                   /s/ GARY PRESTON
                                      ------------------------------------------
PRINTED NAME:                         Gary Preston
                                      ------------------------------------------
TITLE:                                Vice President
                                      ------------------------------------------
DATE:                                 02-04-99
                                      ------------------------------------------

NAME:                                 AMERINET, INC.
ADDRESS:                              2060 Craigshire Road
                                      P.O. Box 46930
                                      St. Louis, MO 63146

AUTHORIZED REPRESENTATIVE:

BY:                                   /s/ JOSEPH B. RAFTERY
                                      ------------------------------------------
PRINTED NAME:                         Joseph B. Raftery
                                      ------------------------------------------
TITLE:                                Senior Contract Manager
                                      ------------------------------------------
DATE:                                 3/31/99
                                      ------------------------------------------


AMERINET SHAREHOLDERS

[HOSPITAL SHARED SERVICES LOGO]  [INTERMOUNTAIN HEALTH CARE LOGO]  [VECTOR LOGO]

AmeriNet, Inc.                                                  Revised 12/01/98
Group Purchasing Agreement